Exhibit 10.11
AMENDMENT NO. 1
SENSIENT TECHNOLOGIES CORPORATION
2002 STOCK OPTION PLAN
(as amended and restated on April 24, 2008)
     The following terms set forth an Amendment No. 1 to the Sensient Technologies Corporation (the “Company”) 2002 Stock Option Plan, as amended and restated on April 24, 2008 (the “Plan”), effective as of the date of adoption by the Company’s Board of Directors (the “Board”) as set forth herein (the “Amendment”). All defined terms set forth in this Amendment shall have the meaning set forth in the Plan.
     WHEREAS, the Plan was adopted by the Board of Directors and was approved by shareholders at their annual meeting on April 25, 2002, and the Plan was amended and restated on April 24, 2008 to permit the grant of restricted stock units; and
     WHEREAS, Section 13.1 of the Plan allows the Board to amend the Plan at any time, provided that shareholder approval will be obtained if it is required under the Internal Revenue Code of 1986, as amended (the “Code”) and the guidance issued thereunder or under the listing requirements of the Company’s principal securities exchange; and
     WHEREAS, the Board believes it is in the best interests of the Company to amend the Plan to comply with the requirements of Section 409A of the Code and the guidance issued thereunder (“Section 409A”); and
     WHEREAS, such amendments are not prohibited by the Plan, such amendments do not constitute material modifications under Section 162(m) of the Code or the applicable rules of the New York Stock Exchange, and such amendments do not require shareholder approval; and
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby agree as follows:
     1. Restricted Stock Units. The following sentence shall be inserted at the end of section 9.2 to read as follows:
“Any Restricted Stock Units granted to a Participant who is subject to U.S. tax with respect to such Restricted Stock Units will be exempt from, or if not so exempt, comply with Section 409A of the Code and any guidance issued thereunder.”
     2. Taxes. A new section heading entitled “14.1 Withholdings and Deductions.” shall be inserted immediately following “Section 14. Taxes.” and the current text shall follow the new section heading.

     3. Section 409A of the Code. A new section heading entitled “14.2 Section 409A of the Code.” shall be inserted at the end of Section 14, along with subparagraphs to read as follows:
“(a) It is intended that any Awards or other benefits granted to a Participant pursuant to this Plan will be exempt from, or otherwise comply with, Section 409A of the Code and the guidance issued thereunder (“Section 409A”) so as not to be subject to the additional tax and interest under Section 409A of the Code (a “Section 409A Tax”). The provisions of this Plan and any Awards or agreements thereunder will be interpreted and construed in favor of complying with any applicable requirements of Section 409A necessary in order to avoid the imposition of a Section 409A Tax. Notwithstanding the foregoing, the Company does not guarantee the tax treatment of any Awards or other benefits, whether pursuant to the Code, federal, state, local or foreign tax laws and regulations.
(b) If, at any time a Participant has in effect an Award or other benefit pursuant to this Plan, the Participant is a “specified employee” (as defined under and determined in accordance with Section 409A), then the following provision shall apply. No Award or other benefit considered deferred compensation under Section 409A that is payable upon the Participant’s separation from service (as defined under and determined in accordance with Section 409A) and not subject to an exception or exemption under Section 409A, shall be delivered, paid or made available to the Participant until the business day that is at least six (6) months following the Participant’s separation from service (except in the event of the Participant’s death during such six-month period).
(c) Notwithstanding anything in this Plan to the contrary, any adjustment made with respect to Awards pursuant to this Plan, including pursuant to Section 5.3 (Adjustments in Capitalization), Section 7.10 (Substitute Options), and Section 12.1 (Change of Control), shall be made only to the extent such adjustment complies with, to the extent applicable, Section 409A and Section 424 of the Code, including without limitation Treasury Regulation § 1.409A-1(b)(v)(D) and (H).”
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     IN WITNESS WHEREOF, the Company by action of the Board has executed this Amendment as of October ___, 2008.

SENSIENT TECHNOLOGIES CORPORATION

By:

Title:

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